UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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TG THERAPEUTICS, INC.

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TG THERAPEUTICS, INC.

2 Gansevoort Street, 9th Floor

New York, New York 10014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of TG Therapeutics, Inc. (“TG” or the “Company”) to be held on June 16, 2021 at 9:30 a.m. ET. The Annual Meeting will be completely virtual and conducted by means of a live webcast as described below, which can be accessed at www.virtualshareholdermeeting.com/TGTX2021 when you enter your 16‑digit control number included with the Notice of Internet Availability or proxy card. We believe that hosting a virtual meeting enables greater stockholder attendance and participation from any location. At the meeting, the stockholders will be asked to (i) elect seven directors for a term of one year, (ii) approve an amendment of the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of common stock, $0.001 par value per share (“Common Stock”) from 150,000,000 to 175,000,000, (iii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021, and (iv) transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy statement and annual report to stockholders for the year ended December 31, 2020 on the internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April [30], 2021. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting virtually and wish to vote live during the meeting, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying 2020 Annual Report, please contact Sean A. Power, our Chief Financial Officer at (212) 554‑4484.

We look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ Michael S. Weiss
Michael S. Weiss
Executive Chairman, Chief Executive Officer and President

April [30], 2021
New York, New York

TG THERAPEUTICS, INC.

2 Gansevoort Street, 9th Floor

New York, New York 10014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Will be Conducted Virtually

To facilitate greater shareholder access, TG is moving to a completely virtual Annual Meeting. You may attend the webcast of the meeting via the internet on June 16, 2021 at 9:30 a.m. ET, at www.virtualshareholdermeeting.com/TGTX2021 when you enter your 16‑digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted on www.virtualshareholdermeeting.com/TGTX2021. You will be able to vote your shares by following the instructions on the website and ask questions by using the question box on the virtual meeting platform.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet or WiFi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to login and ensure that they can hear audio prior to the start of the Annual Meeting.

At the meeting, stockholders will consider and act on the following items:

1.Elect seven directors for a term of one year;
2.Approve the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 175,000,000;
3.Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021; and
4.Transact any other business that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on April 20, 2021, are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be made available electronically upon request. A complete list of stockholders entitled to vote at the Annual Meeting will be available for review during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/TGTX2021 and entering your 16‑digit control number included with the Notice of Internet Availability or proxy card.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April [30], 2021. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2020 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you choose to receive a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.

Submitting your proxy does not affect your right to vote if you decide to attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our Corporate Secretary, Sean A. Power, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the virtual Annual Meeting and voting live during the meeting. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize Michael S. Weiss and Sean A. Power to vote your shares at the Annual Meeting and on any postponements or adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,
/s/ Sean A. Power
Sean A. Power
Corporate Secretary

April [30], 2021
New York, New York

2

TG THERAPEUTICS, INC.

2 Gansevoort Street, 9th Floor

New York, New York 10014

Phone: (212) 554-4484

Fax: (212) 554-4531

PROXY STATEMENT

This proxy statement is being made available via internet access, beginning on or about April [30], 2021, to the owners of shares of common stock of TG Therapeutics, Inc. (the “Company,” “our,” “we,” or “TG”) as of April 20, 2021, in connection with the solicitation of proxies by our Board of Directors for our 2021 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April [30], 2021, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2020. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

The Annual Meeting will be held by live webcast on June 16, 2021, at 9:30 a.m. ET. You may access the meeting via the internet at www.virtualshareholdermeeting.com/TGTX2021 when you enter your 16‑digit control number included with the Notice of Internet Availability or proxy card. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet or WiFi connection from wherever you intend to participate in the Annual Meeting. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

Proxy Statement

Questions and Answers

QUESTIONS AND ANSWERS

Q:Why did I receive an “Important Notice Regarding the Availability of Proxy Materials?”

A.In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the internet and submit your vote via the internet.

Q:When is the Annual Meeting?

A.The Annual Meeting will be held at 9:30 a.m, local time, on Wednesday, June 16, 2021.

Q:Where will the Annual Meeting be held?

A.The Annual Meeting will be held virtually by means of a live webcast, as further described herein, which can be accessed at www.virtualshareholdermeeting.com/TGTX2021 when you enter your 16‑digit control number included with the Notice of Internet Availability or proxy card.

Q:What is the purpose of the Annual Meeting?

A.At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of seven directors for a term of one year; (ii) approving an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 175,000,000; (iii) ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021; and (iv) transacting any other business that may properly come before the 2021 Annual Meeting or any postponement or adjournment thereof.

Q:Who is entitled to vote at our Annual Meeting?

A.The record holders of our common stock at the close of business on the record date, April 20, 2021, may vote at the Annual Meeting. Each share of common stock is entitled to one vote. There were [_] shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be made available for your inspection upon request. A complete list of stockholders entitled to vote at the Annual Meeting will be available for review during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/TGTX2021 and entering your 16‑digit control number included with the Notice of Internet Availability or proxy card.

Q:How many votes do I have?

A.On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Q:How do I vote?

A.You may vote during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/TGTX2021 and entering your 16‑digit control number included with the Notice of Internet Availability or proxy card, by use of a proxy card if you receive a printed copy of our proxy materials, via internet as directed in our “Important Notice Regarding the Availability of Proxy Materials,” or by telephone as indicated in the proxy card.

If you choose to vote during the Annual Meeting, the virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet or WiFi connection from wherever you intend to participate in the Annual Meeting.

Q:What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A.We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number located on the meeting page. Technical support will be available starting at 9:00 a.m. Eastern Time on June 16, 2021.

Q:What is a proxy?

A.A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Michael S. Weiss, our Executive Chairman, Chief Executive Officer and President, and Sean A. Power, our Chief Financial Officer, Treasurer and Corporate Secretary, as your proxies. Mr. Weiss and/or Mr. Power may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q:How will my shares be voted if I vote by proxy?

A.Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors and (ii) “FOR” approving an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 175,000,000; (iii) “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q:How do I revoke my proxy?

A.You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:
●	delivering written notice to our Corporate Secretary, Sean A. Power, at our address above;
●	submitting a later dated proxy card or voting again via the internet as described in the “Important Notice Regarding the Availability of Proxy Materials;” or
●	attending the virtual Annual Meeting and voting live during the meeting by following the instructions posted at www.virtualshareholdermeeting.com/TGTX2021.

Q:Is my vote confidential?

A.Yes. All votes remain confidential.

Q:How are votes counted?

A.Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting. Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum, and may be entitled to vote on certain matters at the Annual Meeting.

Broker non-votes occur when shares are held indirectly through a broker, bank or other nominee or intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Pursuant to the New York Stock Exchange, which govern voting matters at the Annual Meeting, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.

The following matters up for vote at the Annual Meeting are considered to be “routine”: (i) the amendment to our Certificate of Incorporation, and (ii) the ratification KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021. Brokers that hold your shares, therefore, have discretionary authority to vote your shares on these matters unless they receive instructions from you on these matters.

Q:What constitutes a quorum at the Annual Meeting?

A.In accordance with Delaware law (the law under which we are incorporated) and our Bylaws, the presence at the Annual Meeting, by proxy or virtually in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present virtually in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called Annual Meeting.

Q:What vote is required to elect our directors for a one-year term?

A.The affirmative vote of a plurality of the votes of the shares present, virtually in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q:What vote is required to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021?

A.The affirmative vote of a majority of the shares present, virtually in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q:What vote is required to approve the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 175,000,000?

A.The affirmative vote of a majority of our outstanding common stock entitled to vote at the Annual Meeting is required to approve the amendment of our Certificate of Incorporation. Abstentions will have the same effect as a negative vote.

Q:What percentage of our outstanding common stock do our directors and executive officers own?

A.As of our Record Date of April 20, 2021, our directors and executive officers owned, or have the right to acquire, approximately [_]% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 31 for more details.

Q:Who was our independent public accountant for the year ending December 31, 2020? Will they be represented at the Annual Meeting?

A.CohnReznick LLP is the independent registered public accounting firm that audited our financial statements for the year ending December 31, 2020. On April 12, 2021, our Audit Committee unanimously voted to dismiss CohnReznick LLP as the Company’s independent registered public accounting firm and to engage KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year. We expect representatives of CohnReznick LLP and KPMG LLP to be present virtually at the Annual Meeting. The representatives will have an opportunity to make statements and will be available to answer your questions.

Q:How can I obtain a copy of our annual report on Form 10‑K?

A.We have filed our annual report on Form 10‑K for the year ended December 31, 2020, with the SEC. The annual report on Form 10‑K is also included in the 2020 Annual Report to Stockholders. You may obtain, free of charge, a copy of our annual report on Form 10‑K, including financial statements and exhibits, by writing to our corporate secretary, Sean A. Power, or by email at info@tgtxinc.com. Upon request, we will also furnish any exhibits to the annual report on Form 10‑K as filed with the SEC.

CORPORATE GOVERNANCE

Our Board of Directors

Our Bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Currently, our Board consists of seven members. The following individuals are being nominated to serve on our Board (See “Proposal 1 – Election of Directors; Nominees”):

Name	Age	Position	Director Since
Michael S. Weiss	55	Executive Chairman, Chief Executive Officer and President	2011
Laurence N. Charney	72	Director	2012
William J. Kennedy	76	Director	2012
Yann Echelard	57	Director	2012
Kenneth Hoberman	56	Director	2014
Daniel Hume	54	Director	2015
Sagar Lonial, MD	54	Director	2020

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Executive Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that having a director who is an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time.   Although the Company plans to retain Mr. Weiss as Executive Chairman and Chief Executive Officer, the Company plans on appointing a Lead Independent Director after the Annual Meeting.  The Lead Independent Director will be responsible for presiding at regular executive sessions of the independent directors, lead annual independent director evaluations of the Chairman and Chief Executive Officer, and serve as a liaison between the Chairman and Chief Executive Officer and the independent directors.

TG has a risk management program overseen by Michael S. Weiss, our Executive Chairman, Chief Executive Officer and President, and the Board. Mr. Weiss and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.

The following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.

On December 29, 2011, Opus Point Partners, LLC, (“Opus”), TG Biologics, Inc. (“TG Biologics”) and the Company (and collectively with Opus and TG Biologics, the “Parties”) entered into an Exchange Transaction Agreement (the “Agreement”). On August 2, 2012, the Parties executed an amendment to the Agreement (“Amendment No. 1”) which set the number of members of the board of directors of the Company (the “Board of Directors”) at six and required the consent of Opus for any increase. Opus has consented to the increase to seven. Amendment No. 1 also granted Opus the right to nominate up to three members of the Board of Directors until the later of (x) two years from the Closing Date of the Agreement (as defined therein), or (y) the date on which Opus beneficially owns less than 10% of the Company’s common stock as calculated pursuant to the rules and regulations under Section 13 of the Exchange Act. As of December 31, 2020 Opus owned less than 10% of the Company’s common stock.

TG adheres to the corporate governance standards adopted by The Nasdaq Stock Market (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board undertook its annual review of director independence on April 15, 2021. During the review, our Board considered relationships and transactions during 2020 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and the Company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Yann Echelard, Laurence Charney, William Kennedy, Kenneth Hoberman, Daniel Hume and Dr. Sagar Lonial are independent under the criteria established by Nasdaq and our Board.

Michael S. Weiss, 55, has served as TG’s Executive Chairman, President and CEO since December 2011. Mr. Weiss is also currently a director of the Company. From 2002 to 2009, Mr. Weiss was the Chairman and Chief Executive Officer of Keryx Biopharmaceuticals, Inc., where he helped the company acquire and develop its lead drug, Auryxia®, as well as executed a strategic alliance for Auryxia with Japan Tobacco, Inc. and Torii Pharmaceutical Co., Ltd. worth more than $100 million. Mr. Weiss began his professional career as a lawyer with Cravath, Swaine & Moore LLP. He earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany. Based on Mr. Weiss’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board of Directors believes that Mr. Weiss has the appropriate set of skills to serve as a member of the Board. Mr. Weiss also serves as a director and Executive Vice Chairman, Strategic Development of Fortress Biotech, Inc., as Chairman of the Board of Directors and Executive Chairman of Mustang Bio, Inc., and as Chairman of the Board of Directors of Checkpoint Therapeutics, Inc. Additionally, Mr. Weiss co-founded and served as Co-Portfolio Manager and Managing Partner of Opus Point Partners, LLC from 2009 to 2019.

Laurence N. Charney, 74, has served on our Board since April 2012. Since 2007, Mr. Charney has served as a business strategist and financial advisor to Boards, CEOs and investors. Previously, from 1970 through June 2007, Mr. Charney was a senior audit partner at Ernst & Young, LLP, a registered public accounting firm, retiring as a practice leader in the Americas Quality and Risk Management Group. Mr. Charney currently serves as a director and audit committee chairman of Kenon Holdings Ltd. In addition, Mr. Charney previously served as a director and audit committee member of Pacific Drillings S.A. (through November 2018, the date of emergence from Chapter 11), Marvel Entertainment, Inc. (through the sale to The Walt Disney Company in 2009), and Iconix Brand Group, Inc (through August 2013). In addition to his extensive experience on the boards of various corporate entities, Mr. Charney is also very active on the boards of several non¬profit organizations. Mr. Charney graduated with a B.B.A. degree from Hofstra University and completed the Executive MBA in Business program at Columbia University. Based on Mr. Charney’s financial industry experience and in-depth understanding of our business, the Board of Directors believes that Mr. Charney has the appropriate set of skills to serve as a member of the Board.

William J. Kennedy, PhD., 76, has served on our Board since April 2012. Dr. Kennedy is a regulatory-affairs professional with over 27 years of domestic and international experience. Prior to his retirement, Dr. Kennedy was Vice President for Regulatory Affairs for Zeneca Corporation. Dr. Kennedy has successfully managed the development, preparation, submission and approval of dozens of NDAs and major SNDAs. Dr. Kennedy has helped shape regulatory policy in the United States continuously since 1988, as a member and Chairman of the Pharmaceutical Research and Manufactures of America (“PhRMA”) Regulatory Affairs Coordinating Committee, as PhRMA’s Chief Negotiator with Congress and the Food and Drug Administration (“FDA”) for the FDA Modernization Act of 1997 (“FDAMA”), and as the Co-Chairman of PhRMA’s PDUFA III Steering Committee. Before joining the pharmaceutical industry, Dr. Kennedy was an Associate Research Professor at Yale Medical School. Dr. Kennedy is the author of several articles and is ought after as a speaker for his insight into the regulatory process. He co-founded the website PDUFADate.com which provides regulatory opinions to the financial community. Dr. Kennedy was the recipient of the Regulatory Affairs Professional Society’s prestigious Special Recognition Award in 1998. Dr. Kennedy has been an independent consultant to the pharmaceutical industry since 1999. Based on Mr. Kennedy’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board of Directors believes that Mr. Kennedy has the appropriate set of skills to serve as a member of the Board.

Yann Echelard, 57, has served on our Board since November 2012. Dr. Echelard, current Operating Partner at Flagship Pioneering, has over 30 years of research and biopharmaceutical experience. Dr. Echelard holds a Ph.D. from Université de Montréal, and has completed post¬doctoral studies at the Ludwig Institute of Cancer Research in Montreal (McGill University). As a visiting scientist at the Roche Institute and at Harvard University (Developmental Biology), he

had a key role in the isolation and characterization of the Hedgehog genes, the first identified vertebrate morphogens. From 1994 to 2010, he progressed through various positions of increasing responsibility at Genzyme Transgenics Corporation and at GTC Biotherapeutics, including Vice President of Research and Development. In 1998, he led the scientific team that first performed goat somatic cell nuclear transfer (cloning). Focusing on Corporate Development, Dr. Echelard spearheaded the creation of a collaborative Joint Venture with LFB Biotechnologies in 2006, which was focused on the development of recombinant plasma proteins and monoclonal antibodies. This close collaboration led to the acquisition of GTC Biotherapeutics, Inc. by LFB in December 2010. In January of 2013, Dr. Echelard became the President and Chief Executive Officer of EVO Biologics, the successor of GTC Biotherapeutics, Inc., a position he held until April 2018. Based on Mr. Echelard’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board of Directors believes that Mr. Echelard has the appropriate set of skills to serve as a member of the Board.

Kenneth Hoberman, 56, has served on our Board since December 2014. Mr. Hoberman is currently the Chief Operating Officer and Corporate Secretary of Stemline Therapeutics, Inc. where he was a key member of the founding team. He was instrumental in the company’s financings from early private, including institutional, rounds through the IPO and subsequent follow-on offerings. He has extensive financial, accounting, investor relations, corporate governance and business development experience including M&A, strategic alliances and partnerships both domestic and international. His operational expertise includes regulatory oversight, human resources, manufacturing and clinical development. He was previously Vice President of Corporate and Business Development of Keryx Biopharmaceuticals, Inc., where he was instrumental in the success of the company. He also helped secure multiple sources of capital including over $200 million in equity investments through public and private offerings. He also initiated and executed a $100 million strategic alliance and originated, negotiated and closed dozens of licensing and operational contracts, helping to grow the company’s market capitalization to over $1 billion. He also led the team that originated, in-licensed, and developed AuryxiaTM which recently gained FDA approval. He received a B.S.B.A. in Finance from Boston University and completed post-baccalaureate studies at Columbia University. Based on Mr. Hoberman’s financial and pharmaceutical industry experience and in-depth understanding of our business, as well as his extensive management experience, the Board of Directors believes that Mr. Hoberman has the appropriate set of skills to serve as a member of the Board.

Daniel Hume, 54, has served as a member of our Board of Directors since June 2015. Mr. Hume is currently a managing partner at Kirby McInerney, LLP. Mr. Hume’s law practice focuses on securities law regulation, structured finance, antitrust, and other complex financial litigation. Until recently, Mr. Hume was a member of the board of directors of Stemline Therapeutics Inc. (Nasdaq: STML), a late clinical stage biopharmaceutical company, and National Holdings Corporation (Nasdaq: NHLD), a financial services company. His tenure on those boards ended with each company’s successful acquisition by corporate suitors. Mr. Hume is admitted to the New York State Bar and federal courts around the country, including the United States Supreme Court. Mr. Hume received a B.A. in philosophy and graduated magna cum laude from the State University of New York at Albany, and earned a J.D. from the Columbia University Law School, where he served as Notes Editor for the Columbia Journal of Environmental Law. We believe that Mr. Hume is qualified to serve on our Board of Directors due to his substantial financial and legal experience as well as his experience on several other Boards, some within the pharmaceutical industry.

Sagar Lonial, MD, 54, was nominated to serve as a member of our Board of Directors in April 2020. Dr. Lonial is internationally recognized as a leading authority in multiple myeloma treatment and research. As a medical oncologist at the Winship Cancer Institute, Dr. Lonial treats patients with multiple myeloma and is a lead member of the bone marrow transplantation team and clinical trials team. He is board certified in hematology and medical oncology. Dr Lonial is currently Department Chair for Hematology and Medical Oncology at the Emory University school of Medicine, and is CMO for the Winship Cancer Institute of Emory University, Dr. Lonial is involved in numerous professional organizations including the American Society of Clinical Oncology, American Society of Hematology, and the American Society for Blood and Marrow Transplantation. He serves as Vice Chair of the Myeloma Committee in the Eastern Cooperative Oncology Group and is co-chair of finance committee for the International Myeloma Society. Dr. Lonial earned his medical degree from the University of Louisville School of Medicine. He completed his internship and residency at Baylor College of Medicine in Houston, Texas, followed by a fellowship in hematology and oncology at Emory University School of Medicine in Atlanta, Georgia. Based on Dr. Lonial’s medical background and significant experience in oncology drug development, the Board of Directors believes that Dr. Lonial has the appropriate set of skills to serve as a member of the Board.

During 2020, our Board held 10 meetings. Each incumbent director who served their full term and are standing for election attended at least 75% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee and the Nominating Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our directors attended the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”).

Communicating with the Board of Directors

Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to Sean A. Power, our Corporate Secretary, at our offices located at 2 Gansevoort Street, 9th Floor, New York, New York 10014. The Corporate Secretary will review all such correspondence and regularly forward to the Board a summary of all correspondence and copies of all correspondence that deals with the functions of the Board or committees thereof or that otherwise requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@tgtxinc.com. These concerns will be immediately brought to the attention of our Audit Committee and resolved in accordance with procedures established by our Audit Committee.

Audit Committee

The Audit Committee currently consists of Laurence N. Charney (Chairman), William Kennedy and Kenneth Hoberman.

The Audit Committee held six meetings during the fiscal year ended December 31, 2020. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Charter of the Audit Committee is available on our website, located at www.tgtherapeutics.com. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Charney is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Charney’s biography on page 6 for a description of his relevant experience.

The report of the Audit Committee can be found on page 13 of this proxy statement.

Compensation Committee

The Compensation Committee held one meeting during the fiscal year ended December 31, 2020. The Compensation Committee currently consists of all independent members of our Board of Directors, with Mr. Hoberman as chairman. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.tgtherapeutics.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of the Chief Executive Officer and our Chief Financial Officer, determining the overall compensation of the Chief Executive Officer and our Chief Financial Officer and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer and our Chief Financial Officer on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Company’s Amended and Restated 2012 Incentive Plan, to a special committee consisting of one or more directors who may but need not be officers of the Company. As of April 20, 2021, however, the Compensation Committee had not delegated any such authority.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

The report of the Compensation Committee can be found on page 21 of this proxy statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the Compensation Discussion and Analysis beginning on page 15 of this proxy statement.

Nominating and Corporate Governance Committee and Nominating Process

On March 24, 2021, our Board of Directors established the Nominating and Corporate Governance Committee of our Board of Directors. The Nominating and Corporate Governance Committee currently consists of Dr. Sagar Lonial, Yann Echelard and Daniel Hume, with Dr. Lonial as chairman. The Nominating and Corporate Governance Committee (1) identifies qualified individuals to become members of our Board of Directors and recommend to our Board of Directors proposed nominees for Board membership using the criteria set forth in the Company’s Director Nomination Policy, available on our website, (2) recommend to our Board of Directors individuals to serve on each committee of our Board of Directors, (3) assess our Board of Directors’ effectiveness and develop and implement the Company’s corporate governance guidelines, (4) monitor significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies, and (5) perform such other tasks as our Board of Directors may, from time to time, prescribe.

We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our Corporate Secretary, Sean A. Power, at our offices located at 2 Gansevoort Street, 9th Floor, New York, New York 10014. Any recommendation must be received not less than 60 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. If our Nominating and Corporate Governance Committee determines that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (who are also our director nominees) has the requisite business, biopharmaceutical, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.

We do not have a formal policy in place with regard to diversity in considering candidates for our Board, but the Board strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”), which applies to all of our directors and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Business Conduct and Ethics on our website, located at www.tgtherapeutics.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

AND OTHER MATTERS

CohnReznick LLP, the independent registered public accounting firm that audited our financial statements for the years ended December 31, 2020 and 2019 has served as our independent registered public accounting firm since 2002. We expect a representative of CohnReznick LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

On April 12, 2021, our Audit Committee unanimously voted to dismiss CohnReznick LLP as the Company’s independent registered public accounting firm and to engage KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.

Our Board has asked the stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. See “Proposal Three: Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm” on page 36 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining CohnReznick LLP’s independence. All proposed engagements of CohnReznick LLP, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal years ended December 31, 2020 and 2019, CohnReznick LLP billed us an aggregate of approximately $203,000 and $200,000, respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Reports on Form 10-K for those two fiscal years, the audit of internal control over financial reporting for those two fiscal years, and the review of our financial statements included in our Quarterly Reports on Form 10-Q during those two fiscal years.

Audit-Related Fees

During the fiscal years ended December 31, 2020 and 2019, CohnReznick LLP billed us an aggregate of approximately $92,000 and $65,000, respectively, for audit-related services reasonably related to the performance of the audits and reviews for those two fiscal years, in addition to the fees described above under the heading “Audit Fees.”

Tax Fees

During the fiscal years ended December 31, 2020 and 2019, we were not billed by CohnReznick LLP for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.

All Other Fees

During the fiscal years ended December 31, 2020 and 2019, we were not billed by CohnReznick LLP for any fees for services, other than those described above, rendered to us and our affiliates for those two fiscal years.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

●	Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

●	Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with both management and CohnReznick LLP, our independent registered public accounting firm during the year ended December 31, 2020, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 1301 (Communication with Audit Committees). Auditing Standard 1301 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

●	Methods used to account for significant or unusual transactions;
●	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
●	The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and
●	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of CohnReznick LLP, our independent registered public accounting firm for the year ended December 31, 2020, including the written disclosures made by CohnReznick LLP to the Audit Committee, as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020, for filing with the SEC.

By the Audit Committee of the Board of Directors
Laurence N. Charney, Chairman
William Kennedy
Kenneth Hoberman
Dated February 23, 2021

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Michael S. Weiss	55	Executive Chairman, Chief Executive Officer and President
Sean A. Power	39	Chief Financial Officer, Treasurer and Corporate Secretary

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biography of Mr. Weiss is presented in connection with “Corporate Governance” beginning on page 5 of this proxy statement.

Sean A. Power, 39, has served as our Chief Financial Officer since December 2011. Mr. Power joined the Company from Keryx Biopharmaceuticals, Inc., where he served as Corporate Controller from 2006 to 2011. During his tenure there, Mr. Power was involved in all capital raising and licensing transactions. He was also responsible for leading Keryx’s compliance with SEC rules and regulations. Prior to joining Keryx, he was with KPMG, LLP, independent certified public accountants. Additionally, Mr. Power served as Chief Financial Officer of Opus Point Partners, LLC from 2011 to 2019. Mr. Power received a B.B.A in accounting from Siena College and is a member of the American Institute of Certified Public Accountants.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we give an overview and analysis of our executive compensation program and philosophy for 2020, the material compensation decisions we made under those programs with respect to our named executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation,” you will find a series of tables containing specific information about the compensation earned by or paid to the following individuals, whom we refer to as our named executive officers, or NEOs:

●	Michael S. Weiss, our Executive Chairman, Chief Executive Officer and President; and
●	Sean A. Power, our Chief Financial Officer, Treasurer and Corporate Secretary.

Executive Summary

During 2020, we made significant progress in executing our strategic priorities and advancing our product candidates. We had a number of major financial and operational accomplishments during the year, including the following:

Non-Hodgkin’s Lymphoma

●	In August 2020, the U.S Food and Drug Administration (FDA) accepted the Company’s New Drug Application (NDA) for umbralisib (UKONIQ) as a treatment for patients with previously treated marginal zone lymphoma (MZL) and follicular lymphoma (FL). The NDA was based primarily on data from the umbralisib monotherapy MZL and FL cohorts of the UNITY-NHL Phase 2b trial. In February 2021, we received accelerated approval from the U.S. Food and Drug Administration (FDA) for UKONIQ for the treatment of adult patients with relapsed or refractory MZL who have received at least one prior anti-CD20 based regimen and adult patients with relapsed or refractory FL who have received at least three prior lines of systemic therapy.
●	Received orphan drug designation (ODD) from the FDA for umbralisib for the treatment of FL.

Chronic Lymphocytic Leukemia

●	Presented results from the UNITY-CLL Phase 3 trial at the 62nd ASH annual meeting showing the trial met its primary endpoint of ublituximab and umbralisib (U2) significantly improving progression-free survival (PFS) over obinutuzumab plus chlorambucil in patients with both treatment naïve and relapsed or refractory chronic lymphocytic leukemia (CLL).
●	Initiated a rolling submission of a Biologics License Application (BLA) to the FDA requesting approval of U2, as a treatment for patients with CLL, including both previously untreated and relapsed/refractory patients.
●	Granted Fast Track Designation by the FDA for the combination of U2 for the treatment of adult patients with CLL.
●	Presented data from the triple combination of U2 plus venetoclax in patients with relapsed or refractory (R/R) CLL and data from the combination of U2 plus TG-1701, the Company’s BTK inhibitor, in patients with R/R CLL or B-cell lymphoma, at the 62nd ASH annual meeting.

Multiple Sclerosis

●	Announced that the Phase 3 ULTIMATE I & II trials met their primary endpoint with ublituximab treatment demonstrating a statistically significant reduction in annualized relapse rate (ARR) over a 96-week period compared to teriflunomide in patients with relapsing forms of multiple sclerosis (RMS).

Financial

●	Ended the year with more than $600 million in cash, cash equivalents and investment securities as a result of two successful follow-on public offerings conducted during 2020.

Consideration of Prior Advisory Stockholder Vote on Executive Compensation

At the 2019 Annual Meeting of Stockholders, approximately 57% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2020 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s executive pay practices enjoyed stockholder support.

The Compensation Committee believes that the core design of our executive compensation program is sound, with an emphasis on short and long-term incentive compensation that rewards our executives when they successfully achieve our corporate goals and objectives and, in turn, deliver value for our shareholders. The advisory vote on executive compensation at the Annual Meeting, and at future meetings, will serve as an additional tool to guide the Board of Directors and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

At the 2019 Annual Meeting of Stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held every three years. Consistent with this preference, the Board of Directors determined to implement an advisory vote on executive compensation every three years until the next required vote on the frequency of stockholder votes on the compensation of executive officers, which is scheduled to occur at our annual meeting of stockholders in 2022.

Compensation Philosophy and Objectives

Our compensation programs are designed to motivate our employees to work toward achievement of our corporate mission to create long-term sustained stockholder value by acquiring, developing and commercializing novel treatments for B-cell malignancies and autoimmune diseases. Attaining our key business and strategic goals depends on attracting, retaining and motivating quality employees in an exceptionally competitive environment. Our industry is highly scientific, regulated, scrutinized and dynamic, and as a result, we require employees that are highly educated, dedicated and experienced. The driving philosophy and objectives behind our executive compensation programs are:

●	to attract, retain, motivate and reward outstanding employees;
●	to align employees’ interests with those of our stockholders by creating a strong focus on stock ownership and appreciation and basing pay on performance measures that drive long-term stockholder value;
●	to incentivize our employees to achieve our business goals;
●	to recognize the individual contributions of executives while fostering a shared commitment among executives; and
●	to reflect our “pay for performance” culture.

The Compensation Committee has historically compensated executive officers with three compensation components: a base salary, an annual cash bonus, and equity-based compensation. The Compensation Committee believes that cash compensation in the form of base salary and an annual bonus provides our executive officers with short-term rewards for success in achieving annual goals and objectives, and that long-term compensation through the award of restricted stock, stock options, or other equity awards aligns the objectives of management with those of our stockholders with respect to long-term performance and success of the Company.

In setting compensation levels for our executive officers, the Compensation Committee does not formulaically benchmark against any one specific reference point. Instead, it considers a variety of factors, including peer group data, tenure, role, responsibilities, performance, and local competitive market practices. Compensation paid to our named executive officers is delivered primarily through at-risk pay, based on both short-term and long-term incentives, including the achievement of corporate goals and objectives.

Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee oversees our executive compensation programs, including approving incentive programs, granting equity awards, and determining appropriate levels of compensation for our NEOs. While the Compensation Committee draws on a number of resources, including input from the Board and the Chief Executive Officer to make decisions regarding our executive compensation program, ultimate decision-making authority rests with the Compensation Committee. The Compensation Committee oversees and approves all compensation arrangements and actions for our executive officers. The Compensation Committee relies upon the judgment of its members in making compensation decisions, after reviewing our corporate performance and carefully evaluating an executive’s performance during the year against established goals, operational performance, and business responsibilities. In addition, the Compensation Committee utilizes discretion in the assessment process to respond to and adjust to a dynamic business environment. Information about the Compensation Committee and its composition and responsibilities can be found on page 9 under the caption “Compensation Committee.”

Role of the Executives

Our Chief Executive Officer develops recommendations regarding the compensation levels for our Chief Financial Officer based upon a subjective assessment of his individual performance during the prior year and overall trends in the marketplace. In addition, each year, management delivers a set of proposed corporate goals and objectives that management believes are essential to the achievement of the Company’s mission and long-term goals and objectives. The Board of Directors works with the Compensation Committee to review these recommendations and proposals, make any modifications deemed appropriate, and the Compensation Committee approves the final compensation levels and goals and objectives for the NEOs.

Benchmarking and Peer Group

While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace. In order to evaluate the level of compensation for our named executive officers for 2020, we established a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries based on the following criteria:

●	companies with comparable market capitalizations (i.e., in the range of $1 billion to $11 billion);
●	companies with recently filed NDAs or with early commercial organizations; and
●	companies considered our peers by independent third-party corporate governance assessors.

Our peer group for 2020, referred to as our 2020 peer group, which is used to evaluate compensation actions for the 2020 fiscal year is comprised of the following 20 publicly-traded companies in the pharmaceutical and biotechnology industries:

Acadia Pharmaceuticals, Inc.	Blueprint Medicines Corporation	Madrigal Pharmaceuticals, Inc.
Acceleron Pharma Inc.	ChemoCentryx, Inc.	Nektar Therapeutics
Allakos Inc.	Exelexis, Inc.	Novavax, Inc.
Amicus Therapeutics, Inc.	Global Blood Therapeutics, Inc.	Twist Bioscience Corporation
Arrowhead Pharmaceuticals, Inc.	Invitae Corporation	Ultragenyx Pharmaceutical Inc.
Atara Biotherapeutics, Inc.	Ionis Pharmaceuticals, Inc.	United Therapeutics Corporation
BioCryst Pharmaceuticals, Inc.	Kodiak Sciences, Inc.

We believe that the compensation practices of our 2020 peer group provided us with appropriate benchmarks for evaluating the compensation of our named executive officers for 2020. At the time that we selected our 2020 peer group we ranked eighth in terms of market capitalization, resulting in the peer group being slightly weighted towards companies with a smaller market capitalization. This analysis was utilized to align the NEO’s 2021 base salaries to the peer group, and evaluate how total compensation aligned with our 2020 peer group.

Elements of Compensation

Our executive compensation program for 2020 consisted of the following components:

Compensation Element	Purpose
Base Salary

Base salary represents the fixed portion of an executive’s annual compensation and is intended to recognize the executive’s value to the Company based on skills and experience relative to the responsibilities of his position.

Annual cash incentive awards	Annual cash incentive awards represent the portion of an executive’s compensation that is intended to vary as a direct reflection of Company and individual performance for the year.
Long-term equity awards

Long-term equity awards are intended to reward performance over a multi-year period, link the interests of executives to those of the stockholders, and encourage retention. Restricted stock awards generally are issued based upon achievement of corporate goals and objectives in the prior year.

Health and welfare plans and retirement plan

We provide competitive levels of medical and disability coverage, and retirement benefits under our 401(k) plan. Our executives participate in the same programs offered to all of our eligible employees.

Severance benefits	Our named executive officers have employment agreements that provide for severance benefits in certain circumstances.

No specific formula is used in regard to the allocation of the various elements within our executive compensation program. The Compensation Committee retains the discretion to reduce or eliminate the payment that otherwise might be payable to our executives based upon unforeseen events occurring during the year or its assessment of the Company’s or our executives’ performance in general.

In order to maximize the incentive effect of our compensation program, we have structured our performance-based compensation to include a mix of value opportunities and performance measures.

●	Our annual cash incentive awards and our annual equity awards are based principally upon the Company’ s performance against pre-set corporate goals and objectives and partially upon the Compensation Committee’s assessment of each individual executive’s contribution to the Company’s performance.
●	The ultimate realized value of our equity awards (stock options and restricted stock awards) is tied to our stock price, in alignment with the interests of our stockholders.

2020 Executive Compensation

Base Compensation

Effective as of January 1, 2017, the Company entered into an amendment (the “Amendment”) to the employment agreement entered as of December 15, 2011 (as amended, the “Employment Agreement”) with Mr. Weiss. Under the Amendment, Mr. Weiss remained as Chief Executive Officer and President of the Company, removing the interim status. Simultaneously, the Company entered into a Strategic Advisory Agreement (the “Advisory Agreement”) with Caribe BioAdvisors, LLC (the “Advisor”) owned by Mr. Weiss to provide services related to Mr. Weiss’ service as Chairman of the Board and as Executive Chairman. Pursuant to the Amendment, Mr. Weiss’ base salary was reduced from $375,000 to $187,500. Under the Advisory Agreement, the Advisor is paid an annual cash advisory fee which is directly tied to the market capitalization of the Company, starting at $100,000 and escalating up to a maximum annual fee of $1.5 million if the market capitalization of the Company exceeds $3 billion. Effective January 1, 2020 the Compensation Committee approved an increase in Mr. Weiss’ base salary from $199,000 to $204,970. No changes or amendments were made to the Advisory Agreement.

Based on the individual performance of Mr. Power, effective January 1, 2020 the Compensation Committee approved an increase in Mr. Power’s base salary from $340,000 to $350,200.

Cash Incentive Awards

In 2020, Mr. Weiss was eligible to earn a target annual cash incentive equal to 100% of his base salary, and Mr. Power was eligible to earn a target annual cash incentive equal to 40% of his base salary, per the terms of their respective employment agreements. Both executives’ annual cash incentive awards were based upon the Company’s performance against pre-established corporate goals and objectives (which at times may exceed 100%), which included a combination of clinical and regulatory goals related to our products as well as other corporate goals, and each executive’s individual performance based upon subjective performance reviews.

In December 2020, the Compensation Committee assessed our overall 2020 performance against the achievement of the corporate goals to determine a total percentage of achievement between 0% and 150%. The Compensation

Committee considered the following performance goals, as well as the relative weighting of these goals, in assessing overall performance for the 2020 fiscal year:

Goal	Weighting	Percentage Achieved
Marginal Zone & Follicular Lymphoma Regulatory Goals • Filing of NDA submission for umbralisib • Allowance of follicular lymphoma in MZL submission • Ensure no delays to NDA review caused by FDA inspections • Approval of umbralisib	47.5%	37.5%
UNITY-CLL Goals • Announcement of topline study data • BLA/NDA filing • Completion of database lock	40%	30%
Multiple Sclerosis Goals • Announcement of topline study data • Presentation of study results	22.5%	12.5%
Early Pipeline Goals • Various goals focused on the advancement of early stage clinical programs including ULTRA-V, TG-1701, and TG-1801	22.5%	16.25%
Commercial and Compliance Readiness Goals • Various goals focused on ensuring commercial readiness for the launch of umbralisib	7.5%	7.5%
Corporate & Financial Goals • Ensure the company was adequately funded through the completion of appropriate financings	10%	10%
Totals	150%	113.75%

In assessing performance against these goals, the Compensation Committee reviewed each goal and determined whether or not it was achieved. The Compensation Committee then determined an overall percentage of achievement for all goals combined, which resulted in 113.75% achievement for fiscal year 2020. Accordingly, the executives were paid 113.75% of their target bonus amounts. The actual amounts paid to the executives pursuant to their annual cash incentive awards are reported in the “Summary Compensation Table” as non-equity incentive plan compensation.

Long-Term Equity Incentive Awards

In connection with the Amendment to Mr. Weiss’ employment agreement (as discussed above) Mr. Weiss no longer receives an annual grant of restricted stock. Under the Advisory Agreement, the Advisor receives at each Annual Meeting during the term, a number of restricted shares equal to 1.25% of the shares of Common Stock outstanding on the date of grant on a fully-diluted basis. Each of these annual grants of restricted stock will vest and become non-forfeitable on the date that the “market capitalization” (as defined in the Advisory Agreement) is $100 million greater than the market capitalization on the respective date of grant, provided that the Advisory Agreement remains in effect and has not been terminated. In accordance with the Advisory Agreement, at the 2020 Annual Meeting, the Advisor was granted an award of 1,556,029 shares of restricted stock. These shares vested when the market capitalization of the Company is $100 million greater than the date of grant, but no earlier than January 1, 2022.

The Compensation Committee had not granted annual equity awards based upon achievement of corporate goals and objectives in 2019 to Mr. Power, primarily due to an insufficient number of shares being available in our 2012 Incentive Plan. Following an amendment to the 2012 incentive plan that was approved at the 2020 Annual Meeting, in

July 2020 Mr. Power was granted an award of 50,000 shares of restricted stock relating to 2019 service and performance.  These shares vest according to the following schedule: 50% on January 1, 2022, 25% on January 1, 2023, and 25% on January 1, 2024.

In addition, in July 2020, the Company granted restricted stock to certain employees, including Mr. Power, as a long-term incentive in special recognition for their efforts in several areas, including the Company’s clinical trial reports and public securities offerings, and long-standing service to the Company.  Mr. Power was granted 200,000 shares of restricted stock which vest according to the following schedule: 50% on January 1, 2022, 25% on January 1, 2023, and 25% on January 1, 2024.

After consideration of our 2020 corporate goals and objectives, and a subjective consideration of Mr. Power’s individual performance during 2020, on December 30, 2020 the Compensation Committee granted Mr. Power an award of 20,000 shares of restricted stock. These shares vest in four equal tranches on January 1st of each year beginning in 2022 and ending in 2025.

For additional information regarding our named executive officers’ stock grants, see the “Summary Compensation Table,” the “Grants of Plan-Based Awards Table” and the “Outstanding Equity Awards at 2020 Fiscal Year End” table.

Perquisites and Other Executive Benefits

We do not offer our NEOs any perquisites or other executive benefits.

Severance Benefits

We have employment agreements with our NEOs that provide, among other things, payment and benefits upon certain terminations of employment. We believe the severance benefits components of these agreements is an important component to recruiting and retaining high quality executive officers.

For more information on Mr. Weiss’ and Mr. Power’s employment agreements see the “Potential Payments upon Termination or Change-in-Control” section beginning on page 27 of this proxy statement.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2020, for filing with the SEC.

By the Compensation Committee of the Board of Directors
Kenneth Hoberman, Chairperson
Laurence Charney
Daniel Hume
William Kennedy
Yann Echelard Sagar Lonial, MD

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our current named executive officers (“NEOs”) or that was otherwise earned by our NEOs for their services in all capacities during 2018, 2019, and 2020.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael S. Weiss	2020	1,392,470	(2)	30,871,615(3)	—	233,153	—	32,497,238
Chief Executive	2019	636,500	(2)	8,397,186(3)	3,450,000	191,040	—	12,674,726
Officer and President	2018	655,625	(2)	13,488,646(3)	—	154,500	—	14,298,771

Sean A. Power	2020	350,200		6,610,300(4)	—	159,341	—	7,119,841
Chief Financial Officer, Treasurer	2019	340,000		—	345,000	130,560	—	815,560
and Corporate Secretary	2018	330,000		—	641,000	105,600	—	1,076,600

(1)	Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the time-based restricted stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date value for the milestone-based restricted stock awards reflected in the table is based on the fair market value of the shares on the date the milestones were established and does not take into account any potential forfeitures. The grant date value for the milestone-based option awards reflected in the table was determined using the Black-Scholes option pricing model. The assumptions made in the valuation of the option awards are contained in Note 5 to our consolidated financial statements for 2019, which are included in our Annual Report on Form 10‑K for the fiscal year 2019.
(2)	Reflects $204,970, $199,000, and $193,125 in salary paid to Mr. Weiss in connection with his employment agreement and $1,187,500, $437,500 and $462,500 in cash fees paid to the Advisor in connection with Mr. Weiss’ service as Chairman of the Board, pursuant to the Advisory Agreement in 2020, 2019 and 2018, respectively.
(3)	Pursuant to the Advisory Agreement, the Advisor receives at each Annual Meeting during the term, a number of restricted shares equal to 1.25% of the shares of Common Stock outstanding on the date of grant on a fully-diluted basis for Mr. Weiss’ service as Chairman of the Board. In accordance with the Advisory Agreement, the Advisor was granted an award of 1,556,029, 1,179,380 and 1,018,011 shares of restricted stock at the 2020, 2019 and 2018 Annual Meetings, respectively.
(4)	Includes 50,000 shares restricted stock (with a grant date fair value of $1,100,500) granted in 2020 related to 2019 service and performance as discussed in the Compensation Discussion and Analysis.

Grants of Plan-Based Awards For Fiscal Year 2020

The following table below sets forth the individual grants of awards made to each of our NEOs during 2020. For a description of the individual amounts indicated below, please see our Compensation Discussion and Analysis beginning on page 15 of this proxy statement.

							All other
					All other		Option
					Stock		Awards:	Exercise
					Awards:		Number of	or
					Number of		Securities	Base Price
	Estimated Future Payouts Under				Shares		Underlying	of Options	Grant Date
	Non-Equity Incentive Plan Awards(1)				of Stock or Units		Options	wards	Fair Value of
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	(#)(2)		(#)(3)	($/sh)	Awards ($)(4)
Mr. Weiss			204,970	307,455
	6/22/20				1,556,029	(5)			30,871,615
Mr. Power			140,080	210,120
	7/16/20				50,000				1,110,500
	7/16/20				200,000				4,442,000
	12/30/20				20,000				1,057,800

(1)	Represents target payout values for 2020 cash performance awards, assuming 100% achievement of corporate goals and objectives and a maximum payout based on full achievement of allotment of goals and objectives approved for 2020 (150%). The actual amount earned by each NEO in 2020 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 22 of this proxy statement.
(2)	Award of time and milestone based vesting restricted stock under the 2012 Incentive Plan.
(3)	Award of time and milestone based vesting stock options under the 2012 Incentive Plan.
(4)	Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the time-based restricted stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date value for the milestone-based restricted stock awards reflected in the table is based on the fair market value of the shares on the date the milestones were established and does not take into account any potential forfeitures.
(5)	Pursuant to the Advisory Agreement, the Advisor receives at each Annual Meeting during the term, a number of restricted shares equal to 1.25% of the shares of Common Stock outstanding on the date of grant on a fully-diluted basis for Mr. Weiss’ service as Chairman of the Board. In accordance with the Advisory Agreement, at the 2020 Annual Meeting, the Advisor was granted an award of 1,556,029 shares of restricted stock.

For a description of the vesting schedules of the equity awards, please see the Outstanding Equity Awards at 2020 Fiscal Year End Table below.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table provides information concerning equity awards that are outstanding as of December 31, 2020 for each of our NEOs.

	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mr. Weiss					418,371	(1)	21,763,659
					1,018,011	(2)	52,956,932
					1,179,380	(3)	61,351,348
					1,556,029	(4)	80,944,629
	500,000		$6.90	3/15/29
Mr. Power
					17,500	(5)	910,350
					50,000	(6)	2,601,000
					200,000	(6)	10,404,000
					20,000	(7)	1,040,400
	—	11,250(8)	$11.30	2/1/28
	57,500	57,500(9)	$4.10	12/31/28
	50,000		$6.90	3/15/29

(1)	As part of the Amendment to Mr. Weiss’ employment agreement, Mr. Weiss agreed to forfeit 3,381,866 restricted shares previously granted under the Employment Agreement that were predominantly subject to time-based vesting. Simultaneously under the 2012 Incentive Plan, (i) Mr. Weiss was issued 418,371 restricted shares under the Employment Agreement (vesting on December 1, 2021) and (ii) the Advisor was issued 2,960,000 restricted shares under the Advisory Agreement that vest on market capitalization thresholds that range from $375 million to $750 million. Collectively, Mr. Weiss and the Advisor were granted fewer shares than Mr. Weiss forfeited.
(2)	Restricted stock granted to the Advisor for Mr. Weiss’ services as Executive Chairman on June 26, 2018, under the 2012 Incentive Plan. The shares vest on January 1, 2022.
(3)	Restricted stock granted to the Advisor for Mr. Weiss’ services as Executive Chairman on June 13, 2019, under the 2012 Incentive Plan. The shares vest on January 1, 2022.
(4)	Restricted stock granted to the Advisor for Mr. Weiss’ services as Executive Chairman on June 20, 2020, under the 2012 Incentive Plan. The shares vest on January 1, 2022.
(5)	Restricted stock granted to Mr. Power on December 31, 2017, under the 2012 Incentive Plan. The shares vest on January 1, 2022.
(6)	Restricted stock granted to Mr. Power on July 16, 2020, under the 2012 Incentive Plan. These shares vest according to the following schedule: 50% on January 1, 2022, 25% on January 1, 2023, and 25% on January 1, 2024.
(7)	Restricted stock granted to Mr. Power on December 30, 2020, under the 2012 Incentive Plan. These shares vest in four equal tranches on January 1st of each year beginning in 2022 and ending in 2025.
(8)	Stock options awarded to Mr. Power on February 1, 2018, under the 2012 Incentive Plan. The options vest according to certain Company milestones.
(9)	Stock options awarded to Mr. Power on December 31, 2018, under the 2012 Incentive Plan. The stock options vest as follows: 50% on January 1, 2022; and 50% on January 1, 2023.

Stock Vested in Fiscal Year 2020

During 2020 our NEOs did not exercise any stock options and no stock awards held by our NEOs vested.

Employment Agreements

Michael S. Weiss. Mr. Weiss was appointed Executive Chairman, Chief Executive Officer and President of the Company, effective December 29, 2011. Under Mr. Weiss’ employment agreement, Mr. Weiss is to serve as the Company’s Executive Chairman, Chief Executive Officer and President until such employment is terminated pursuant to the terms of the agreement. Mr. Weiss’ base salary for 2020 was $204,970. Mr. Weiss is also eligible to earn an annual cash performance bonus, based upon achievement of annual performance goals and objectives set by agreement between Mr. Weiss and the Board each year, with a target bonus of 100% of his base salary.

Pursuant to his employment agreement, if Mr. Weiss’ employment is terminated by the Company without Cause (as defined therein) or if Mr. Weiss resigns for Good Reason (as defined therein), then, in addition to his accrued obligations, if within 45 days after the date of termination, he executes and does not revoke a general release of claims and covenant not to sue, he will receive the following severance benefits: (i) a lump sum severance payment equal to 1.5 times the sum of his base salary and target bonus (or 2 times the sum of his base salary and target bonus if his employment is terminated upon or following a change in control); (ii) continuation of group health benefits for 18 months (or 24 months if his employment is terminated upon or following a change in control); (iii) a prorated target bonus; (iv) any shares of restricted stock outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination; and (v) any stock options outstanding on the date of his termination will become fully-vested and will remain exercisable for a period of 24 months following the date of his termination (or, if earlier, the normal expiration date of such stock options).

If Mr. Weiss’ employment is terminated by reason of his death or disability, he will be entitled to his accrued obligations and a prorated target bonus. In addition, (i) any shares of restricted stock outstanding on the date of his termination will become fully vested and non-forfeitable as of his date of termination; and (ii) the vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of 24 months following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

If Mr. Weiss’ employment is terminated by the Company for Cause or by Mr. Weiss without Good Reason, Mr. Weiss will receive his accrued obligations but no additional benefits. Any shares of restricted stock outstanding on the date of his termination will be forfeited. The vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of thirty (30) days following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

During his employment and for 12 months following the termination of his employment for any reason, Mr. Weiss is prohibited from engaging in any business that develops anti-CD20 monoclonal antibodies within the geographic area in which the Company does business, which is deemed to be worldwide, and he is subject to a non-disparagement clause. He is also subject to certain covenants related to confidential information, trade secrets, return of property, and invention assignment.

Effective as of January 1, 2017, we entered into an amendment (the “Amendment”) to Mr. Weiss’ employment agreement. Under the Amendment, Mr. Weiss will remain as Chief Executive Officer and President of the Company, removing the interim status. Simultaneously, we entered into a Strategic Advisory Agreement (the “Advisory Agreement”) with Caribe BioAdvisors, LLC (the “Advisor”) owned by Mr. Weiss to provide the services of Mr. Weiss as Chairman of the Board and as Executive Chairman. Pursuant to the Advisory Agreement, the Advisor is paid an annual cash advisory fee starting at $100,000 and escalating up to a maximum annual fee of $1.5 million if the market capitalization of the Company exceeds $3 billion.

As part of the Amendment, Mr. Weiss also agreed to forfeit 3,381,866 restricted shares previously granted under his employment agreement that were predominantly subject to time-based vesting over three years. Simultaneously, (i) Mr. Weiss was issued 418,371 restricted shares under his employment agreement that vest in 2018 and 2019 and (ii) the Advisor was issued 2,960,000 restricted shares under the Advisory Agreement that vest on market capitalization thresholds ranging from $375 million to $750 million. Pursuant to the Amendment, Mr. Weiss no longer receives an annual grant of restricted stock under the employment agreement, but the Advisor does under the Advisory Agreement. See “Long-Term Equity Incentive Awards” on page 20.

Sean A. Power. Mr. Power was appointed Chief Financial Officer, Treasurer and Secretary of the Company, effective December 29, 2011. Under Mr. Power’s employment agreement, Mr. Power is to serve as the Company’s Chief Financial Officer, Treasurer and Secretary until such employment is terminated pursuant to the terms of the agreement. Mr. Power’s base salary for 2020 was $350,200 Mr. Power is also eligible to earn an annual cash performance bonus, based upon achievement of annual performance goals and objectives set by agreement between Mr. Power and the board each year, with a target bonus of 40% of his base salary.

The Company will grant Mr. Power a number of shares of restricted common stock of the Company as determined by the CEO and the Board. Each of these annual grants of restricted stock will be subject to vesting terms, which will be determined at the time of grant by the CEO and the Board.

Pursuant to his employment agreement, if Mr. Power’s employment is terminated by the Company without Cause (as defined therein) or if Mr. Power resigns for Good Reason (as defined therein), then, in addition to his accrued obligations, if within 45 days after the date of termination, he executes and does not revoke a general release of claims and covenant not to sue, he will receive the following severance benefits: (i) a lump sum severance payment equal to 0.5 times the sum of his base salary and target bonus (or 1 times the sum of his base salary and target bonus if his employment is terminated upon or following a change in control); (ii) continuation of group health benefits for 12 months; (iii) a prorated target bonus; (iv) any shares of restricted stock outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination; and (v) any stock options outstanding on the date of his termination will become fully-vested and will remain exercisable for a period of 12 months following the date of his termination (or, if earlier, the normal expiration date of such stock options).

If Mr. Power’s employment is terminated by reason of his death or disability, he will be entitled to his accrued obligations and a prorated target bonus. In addition, (i) any shares of restricted stock outstanding on the date of his termination will become fully vested and non-forfeitable as of his date of termination; and (ii) the vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of 12 months following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

If Mr. Power’s employment is terminated by the Company for Cause or by Mr. Power without Good Reason, Mr. Power will receive his accrued obligations but no additional benefits. Any shares of restricted stock outstanding on the date of his termination will be forfeited. The vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of thirty (30) days following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

During his employment and for 12 months following the termination of his employment for any reason, Mr. Power is prohibited from engaging in any business that develops anti-CD20 monoclonal antibodies within the geographic area in which the Company does business, which is deemed to be worldwide, and he is subject to a non-disparagement clause. He is also subject to certain covenants related to confidential information, trade secrets, return of property, and invention assignment.

Potential Payments upon Termination or Change in Control

As detailed above, we have employment agreements with Mr. Weiss and Mr. Power that provide certain compensation and benefits in the event of the termination of their employment under certain conditions. In addition, our equity plan provides certain benefits in connection with a change in control.

Equity Plan

Pursuant to the terms of the 2012 Incentive Plan, upon the occurrence of a change in control, any awards outstanding under such plan will become fully-vested.

Michael S. Weiss

The table below summarizes the value of potential payments and benefits that Mr. Weiss would receive if his employment was terminated on December 31, 2020 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2020. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service or change in control.

Type of Payment	Death or Disability ($)	Termination for Cause or Resignation without Good Reason ($)	Termination Other Than For Cause; Resignation for Good Reason ($)	Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control) ($)	Change in Control (Absent Termination)(2) ($)
Cash Severance	—	—	614,910	819,880	—
Pro-Rated Target Bonus	204,970	—	204,970	204,970	—
Continuation of Health Benefits	—	—	50,381	67,175	—
Value of Accelerated Equity (1)	21,763,659	—	21,763,659	21,763,659	21,763,659
Total	21,968,629	—	22,633,921	22,855,659	21,763,659

(1)	Represents the fair market value of restricted shares that would be vested upon the event, based on the closing price of our stock on December 31, 2020 ($52.02), the last trading day of the most recently completed fiscal year. For purposes of this calculation, outstanding stock options having an exercise price greater than the closing price of our common stock on December 31, 2020 the value included here is the “in the money value” or the amount the closing price exceeds the exercise price. For those options having an exercise price equal to or more than the closing price of our common stock on such date, their value included here is $0. This does not include 3,753,420 shares of restricted stock held by the Advisor, which would not be subject to accelerated vesting upon the termination of Mr. Weiss’ employment agreement. These 3,753,420 shares would be subject to accelerated vesting should the Company terminate the Advisory Agreement, the fair market value of these restricted shares as of December 31, 2020 would be $195,252,908.
(2)	Our 2012 Incentive Plan specifies that all outstanding unvested stock awards vest upon a qualifying change in control.

Sean A. Power

The table below summarizes the value of potential payments and benefits that Mr. Power would receive if his employment was terminated on December 31, 2020 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2020. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service.

Type of Payment	Death or Disability ($)	Termination for Cause or Resignation without Good Reason ($)	Termination Other Than For Cause; Resignation for Good Reason ($)	Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control) ($)	Change in Control (Absent Termination)(2) ($)
Cash Severance	—	—	245,140	490,280	—
Pro-Rated Target Bonus	140,080	—	140,080	140,080	—
Continuation of Health Benefits	—	—	33,587	33,587	—
Value of Accelerated Equity (1)	18,321,950	—	18,321,950	18,321,950	18,321,950
Total	18,462,030	—	18,740,757	18,985,897	18,321,950

(1)	Represents the fair market value of restricted shares that would be vested upon the event, based on the closing price of our stock on December 31, 2020 ($52.02), the last trading day of the most recently completed fiscal year (less the exercise price, in the case of the stock options). For purposes of this calculation, outstanding stock options having an exercise price greater than the closing price of our common stock on December 31, 2020 the value included here is the “in the money value” or the amount the closing price exceeds the exercise price. For those options having an exercise price equal to or more than the closing price of our common stock on such date, their value included here is $0.
(2)	Our 2012 Incentive Plan specifies that all outstanding unvested stock awards vest upon a qualifying change in control.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Michael S. Weiss, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

For 2020, our last completed fiscal year, the median of the annual total compensation of all employees of the Company (other than our CEO) was $701,000, and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $32,497,239. Based on this information, for 2020, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 46 to 1.

We identified our median employee by examining 2020 Box 1 W‑2 taxable income amounts for all individuals, excluding our CEO, who were employed by us on December 31, 2020, whether on a full-time or part-time basis. We annualized the compensation for any permanent (full-time or part-time) employees that were not employed by us for all of 2020. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2020 Summary Compensation Table above.

DIRECTOR COMPENSATION

Cash Compensation. Our non-employee directors receive the following cash compensation: (i) $60,000 annual retainer; (ii) $20,000 additional retainer for service as Chairman of the Audit Committee; and (iii) $10,000 additional retainer for service as Chairman of the Compensation Committee. Each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board of Directors and meetings of committees of our Board of Directors.

Equity Compensation. Our non-employee directors receive the following equity compensation under the 2012 Incentive Plan.

●	Initial Stock Grant. Non-employee directors receive 50,000 shares of restricted common stock upon initial election or appointment to the Board of Directors. The stock will vest in equal annual installments over three years, beginning on the third anniversary of the date of grant.
●	Annual Stock Grant. Non-employee directors receive a restricted stock award equivalent to the greater of (i) $175,000 of restricted stock or (ii) 15,000 shares of restricted stock annually for service on our Board of Directors. Such restricted stock will vest on the third anniversary of the date of grant.

2020 Director Compensation

The following table sets forth the cash and other compensation paid by the Company to the members of the Board for all services in all capacities during 2020. The compensation paid to the Advisor in connection with Mr. Weiss’ service as Chairman of the Board is discussed in the Compensation Discussion and Analysis and is reflected in the applicable executive compensation tables. See “Executive Compensation” starting on page 22.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Total $)
Laurence N. Charney	80,000	297,600	—	377,600
William J. Kennedy	60,000	297,600	—	357,600
Sagar Lonial, M.D.	41,167	1,289,600	—	1,330,767
Kenneth Hoberman	70,000	297,600	—	367,600
Daniel Hume	60,000	297,600	—	357,600
Yann Echelard	60,000	297,600	—	357,600

(1)	Represents cash retainer for serving on our Board and committees of the Board.
(2)	Reflects the aggregate grant date fair value of stock awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures.

The following table shows the number of stock awards granted to each director during 2020, and the grant date fair value for each award (determined in accordance with FASB ASC Topic 718) (during 2020 no option awards were granted to directors).

Name	Grant Date	Stock Awards (#)	Grant Date Fair Value of Awards ($)
Laurence N. Charney	6/22/2020	15,000	297,600
William J. Kennedy	6/22/2020	15,000	297,600
Sagar Lonial, M.D.	6/22/2020	65,000	1,289,600
Kenneth Hoberman	6/22/2020	15,000	297,600
Daniel Hume	6/22/2020	15,000	297,600
Yann Echelard	6/22/2020	15,000	297,600

As of December 31, 2020, the following aggregate number of unvested restricted stock awards were held by each of our non-employee directors. No stock options have been granted to our non-employee directors.

Name	Stock Awards (#)
Laurence N. Charney	142,926
William J. Kennedy	57,048
Sagar Lonial, M.D.	65,000
Kenneth Hoberman	139,174
Daniel Hume	134,507
Yann Echelard	129,116

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Kenneth Hoberman, Laurence Charney, William Kennedy, Yann Echelard, and Daniel Hume. No member of our Compensation Committee during fiscal year 2020 or as of the date of this proxy statement, is or has been an officer or employee of TG Therapeutics or any of our subsidiaries, nor has any member of our Compensation Committee had any relationship with TG Therapeutics requiring further disclosure.

During the last fiscal year, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board of Directors.

RELATED-PERSON TRANSACTIONS

In 2012, the Board of Directors of the Company adopted a formal written policy regarding Related Person Transactions (defined below). In order for the Company to ratify a Related Person Transaction under this policy, the Audit Committee must first determine that the transaction is in the best interest of the Company and its stockholders. The policy generally defines a “Related Person Transaction” as a transaction, arrangement or relationship in which the Company was, is or will be a participant and the amount involved exceeds $120,000, and in which any related person (any executive officer or director of the Company from the previous fiscal year, any person who owns more than 5% of the Company’s securities, or any immediate family member in either of these categories) had, has or will have a direct or indirect material interest. In order to further ensure compliance with the policy, any executive officer, director, or nominee for director is required to submit a questionnaire to the Company on an annual basis. Each individual is also required to update the questionnaire following any relevant change.

In connection with our licensing agreement with Ligand Pharmaceuticals Incorporated, which we entered into in June 2014, Opus Point Partners Management, LLC (“Opus”), who identified the opportunity and advised us on the transaction, will be entitled to receive a 1% royalty for annual sales of up to $1 billion. During the years ended December 31, 2020, 2019 and 2018, no royalties were paid to Opus under this agreement.

In October 2014, we entered into the Office Agreement with Fortress Biotech, Inc. (“FBIO”), to occupy approximately 45% of the 24,000 square feet of New York City office space leased by FBIO. The Office Agreement requires us to pay our respective share of the average annual rent and other costs of the 15‑year lease. We approximate an average annual rental obligation of $1.1 million under the Office Agreement. We began to occupy this new space in April 2016, with rental payments beginning in the third quarter of 2016. At January 1, 2019, we recognized a lease liability of $9.3 million, with a corresponding Right of Use (ROU) asset of $7.7 million based on the present value of the remaining lease payments for all of our leased office spaces, the majority of which is comprised of our New York City office space. Mr. Weiss, our Executive Chairman and CEO, is also Executive Vice Chairman of FBIO.

Under the Office Agreement, we agreed to pay FBIO our portion of the build out costs, which have been allocated to us at the 45% rate mentioned above. The allocated build-out costs have been recorded in Leasehold Interest, net on the Company’s condensed consolidated balance sheets and will be amortized over the 15‑year term of the Office Agreement. The initial commitment period of the 45% rate was for a period of three (3) years. We and FBIO currently determine actual office space utilization annually and if our utilization differs from the amount we have been billed, we will either receive credits or be assessed incremental utilization charges. As of December 31, 2020, the allocation rate is 65% and will be evaluated again in August 2021 for the following rent year. Also, in connection with this lease, in October 2014 we pledged $0.6 million to secure a line of credit as a security deposit for the Office Agreement, which has been recorded as restricted cash in the accompanying consolidated balance sheets. Additional collateral of $0.6 million was pledged in April 2018 to increase the letter of credit for the office space.

In July 2015, we entered into a Shared Services Agreement (the “Shared Services Agreement”) with FBIO to share the cost of certain services such as facilities use, personnel costs and other overhead and administrative costs. This Shared Services Agreement requires us to pay our respective share of services utilized. In connection with the Shared

Services Agreement, we incurred expenses of approximately $0.8 million, $0.9 million and $1.6 million for shared services for the years ended December 31, 2020, 2019 and 2018, primarily related to shared personnel.

In May 2016, as part of a broader agreement with Jubilant, we entered into a sublicense agreement with Checkpoint, a subsidiary of FBIO, for the development and commercialization of Jubilant’s novel BET inhibitor program in the field of hematological malignancies. We paid Checkpoint an up-front licensing fee of $1.0 million in July 2016 and incurred expenses of $0.2 million in March 2017 for the first milestone achievement as part of the JBET Agreement.

In March 2015, we entered into a Global Collaboration Agreement (“Collaboration Agreement”) with Checkpoint for the development and commercialization of anti-PD-L1 and anti-GITR antibody research programs in the field of hematological malignancies. The Collaboration Agreement was amended in June 2019 and upon execution of the amendment we incurred an upfront fee of $1.0 million. We incurred expenses of approximately $1.1 million and $4.1 million for the years ended December 31, 2020 and 2019, the majority of which relates to manufacturing expenses of PD-L1.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,

AND 5% BENEFICIAL OWNERS

The following table shows information, as of April 20, 2021, concerning the beneficial ownership of our common stock by:

●	each person we know to be the beneficial owner of more than 5% of our common stock;
●	each of our current directors;
●	each of our NEOs shown in our Summary Compensation Table; and
●	all current directors and NEOs as a group.

As of April 20, 2021, there were [_] shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of April 20, 2021. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage Shares Outstanding
Michael S. Weiss (2)	13,068,082	[%]
Sean A. Power(3)	629,438	*
Laurence N. Charney	160,997	*
Kenneth Hoberman	158,953	*
Daniel Hume	134,507	*
Yann Echelard	129,116	*
William J. Kennedy	109,633	*
Sagar Lonial, MD	65,000	*
All current directors and named executive officers as a group (8 persons)	14,455,726	[%]

5%Stockholders
FMR, LLC(4)	14,827,136	[%]
Vanguard Group, Inc. (5)	10,970,863	[%]
Blackrock, Inc. (6)	8,556,286	[%]

*	Less than 1% of outstanding common stock.
(1)	The address of each of the directors and officers listed is c/o TG Therapeutics, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014.
(2)	Includes 4,171,791 shares of unvested restricted common stock, which vest on various time-based milestones. Also included in Mr. Weiss’ beneficial ownership are 4,574,560 shares of our common stock (1,500,000 of which contain restrictions based upon various corporate or time-based milestones) issued to Opus Point Partners, LLC, of which Mr. Weiss is a co-founder, managing partner, and principal and beneficially owns a 50% interest. The amount illustrated in the table also includes 500,000 shares of our common stock underlying options that are exercisable as of April 20, 2021 or will become exercisable within 60 days after such date.
(3)	Includes 287,500 shares of restricted common stock which vest on various time-based milestones. The amount illustrated in the table also includes 107,500 shares of our common stock underlying options that are exercisable as of April 20, 2021 or will become exercisable within 60 days after such date.
(4)	The address of FMR, LLC is 245 Summer Street, Boston, Massachusetts 02210. Share ownership reported above is based on a Form 13G/A filed by FMR, LLC on February 8, 2021.
(5)	The address of Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. Share ownership reported above is based on a Form 13G/A filed by Vanguard Group, Inc. on February 10, 2021.
(6)	The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055. Share ownership reported above is based on a Form 13G/A filed by Blackrock, Inc. on February 1, 2021.

PROPOSAL ONE:

ELECTION OF DIRECTORS; NOMINEES

Our Bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Our Board currently consists of seven members. The nominated directors are: Michael S. Weiss, Laurence N. Charney, William J. Kennedy, Yann Echelard, Kenneth Hoberman, Daniel Hume, and Sagar Lonial, MD. For information about each of the nominees and our Board generally, please see “Corporate Governance-Our Board of Directors” beginning on page 5. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMPANY COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

PROPOSAL TWO

APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION

Description of Proposal

The Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) currently authorizes the Company to issue up to 150,000,000 shares of Common Stock. On April 20, 2021, the Board of Directors approved, subject to stockholder approval, an amendment of the Company’s Certificate of Incorporation to increase the maximum number of shares of the Company’s stock authorized to 175,000,000 shares of Common Stock.

The Board of Directors has determined that an increase in the number of shares authorized for issuance, thereby increasing the number of shares of Common Stock authorized for issuance, is in the Company’s best interests. The proposed increase in the number of shares of Common Stock authorized for issuance will ensure that shares will be available, if needed, for issuance in connection with grants of equity awards under our equity incentive plans, possible acquisitions, partnering, financings, potential share purchases under existing licensing agreements, and other corporate purposes. The Board of Directors believes that the availability of the additional shares for such purposes, without delay or the necessity for a special stockholders’ meeting, would be beneficial to the Company. The Company does not have any immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by the proposed amendment. No further action or authorization by the Company’s stockholders would be necessary prior to the issuance of the additional shares of Common Stock, unless required by applicable law or regulatory agencies or by the rules of any stock market on which the Company’s securities may then be listed. A copy of the proposed Amended and Restated Certificate of Incorporation is attached hereto as Appendix A.

The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the Common Stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

Outstanding Capital Stock and Shares of Capital Stock Available for Issuance

As of April 20, 2021, [] shares of Common Stock were issued and [] shares were outstanding, an aggregate of [] shares of Common Stock were reserved for issuance upon the exercise of outstanding options granted under our existing stock plan, and an aggregate of [] shares of Common Stock were reserved for issuance upon the exercise of future option grants under such plan. No shares of Preferred Stock were issued and outstanding. As a result, as of April 20, 2020, we have [] shares of Common Stock available for issuance. If the proposed amendment is approved, 25,000,000 additional shares of Common Stock would be authorized but unissued, resulting in a total of [] shares of Common Stock available for future issuance.

Potential Anti-Takeover Effect and Other Provisions

The proposal to increase the number of shares of Common Stock that we are authorized to issue could have a potential anti-takeover effect, even though our Board of Directors is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such purpose. The effect of the proposed increase in the authorized number of shares of Common Stock might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which a majority of independent stockholders might otherwise deem favorable. The authority of our Board of Directors to issue Common Stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, because the issuance of additional shares of Common Stock would dilute the voting power of the Common Stock and Preferred Stock then outstanding. The additional shares of Common Stock could also be issued to purchasers who would support our Board of Directors in opposing a takeover bid that our Board of Directors determines not to be in the best interests of the Company or our stockholders. We are not currently aware of any pending or proposed transaction involving a change in control. While authorization of additional shares may be deemed to have potential anti-takeover effects, this proposal is not prompted by any specific effort or perceived threat of takeover. Our Board of Directors does not currently have any plans to implement additional measures that may have an anti-takeover effect.

Various provisions of our Certificate of Incorporation, our Amended and Restated Bylaws and of Delaware corporate law may discourage, delay or prevent a change in control or takeover attempt of the Company by a third party that is opposed by our Board of Directors, including the following: (a) authorization of "blank check" preferred stock that could be issued by our Board of Directors to make it more difficult for a third party to acquire, or to discourage a third party from acquiring, a majority of our outstanding voting stock; (b) non-cumulative voting for Directors; (c) control by our Board of Directors of the size of our Board of Directors; and (d) advance notice requirements for proposing matters that can be acted upon by our stockholders at stockholder meetings.

We also are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. Generally, an interested stockholder is a person who owns 15% or more of a corporation’s voting stock or is an affiliate or associate of the corporation and owned 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. The existence of this provision could prevent a takeover of the Company with respect to transactions not approved in advance by our Board of Directors, including takeover attempts that might result in a premium over the market price of our Common Stock.

Proposed Amendment

Our stockholders are being asked to consider and vote upon a proposed amendment of the Company’s Certificate of Incorporation to increase the maximum number of shares of the Company’s stock authorized from 150,000,000 shares Common Stock, to 175,000,000 shares of Common Stock. Although the Company has no present intent to issue any additional shares of Common Stock, the Board of Directors believes that the additional shares of Common Stock would provide the Company with added flexibility in connection with its future financing and stock issuance requirements, including with respect to possible future stock splits, if any.

Vote Required and Board Recommendation

If a quorum is present, approval of the amendment of our Certificate of Incorporation requires the affirmative vote of stockholders holding a majority of our Common Stock outstanding and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal.

As this proposal is deemed a routine matter, broker non-votes will not occur with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board is submitting the selection of KPMG LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise.

On April 12, 2021, the Audit Committee unanimously voted to dismiss CohnReznick LLP as the Company’s independent registered public accounting firm and to engage KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.

CohnReznick LLP’s reports on the Company’s financial statements for each of the fiscal years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended December 31, 2020 and December 31, 2019, and through the date of dismissal, there were no disagreements with CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of CohnReznick, would have caused CohnReznick to make reference to the subject matter of the disagreement in connection with its report.

During the fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent period through the date of dismissal, there have been no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

During the fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent period to the date of its engagement, neither the Company nor anyone acting on its behalf has consulted with KPMG LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

If KPMG LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. KPMG LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2021, if it is not ratified by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and 2020 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: TG Therapeutics, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014, Attn: Sean A. Power. You may also contact us at (212) 554-4484.

If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2022 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, Sean A. Power, at 2 Gansevoort Street, 9th Floor, New York, New York 10014, no later than December 31, 2021. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to Sean A. Power, our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 18, 2022, and no later than April 17, 2022. If a stockholder fails to provide timely notice of a proposal to be presented at our 2021 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2020, delivered to you together with this proxy statement, is hereby incorporated by reference.

APPENDIX A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF TG THERAPEUTICS, INC.

TG Therapeutics, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), does hereby certify:

FIRST: That on April 20, 2021, the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring its advisability. The proposed amendment is as follows:

RESOLVED, that the Corporation’s Amended and Restated Certificate of Incorporation be amended by deleting Article FOURTH in its entirety and by substituting in lieu thereof the following:

“FOURTH: A. The Corporation is authorized to issue two classes of stock designated “Common Stock” and “Preferred Stock,” respectively. The total number of shares of Common Stock authorized to be issued is 175,000,000, and each such share will have a par value of $0.001. The total number of shares of Preferred Stock authorized to be issued is 10,000,000, and each such share will have a par value of $0.001.

B. No fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation.

C. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of amendment to be signed, verified and delivered in accordance with the General Corporation Law, to establish from time to time the number of shares to be included in such series, and to fix the designations, relative rights, preferences and limitations of the shares of each such series. Such designations, relative rights, preferences and limitations may include, but are not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them. In accordance with the authority hereby granted, the Board of Directors may increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not above the total number of authorized shares of Preferred Stock and not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as may otherwise be required by law or this Certificate of Incorporation, the terms of any series of Preferred Stock may be amended without the consent of the holders of any other series of Preferred Stock, or Common Stock.

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer this ___ day of June, 2021.

By:
Sean A. Power Chief Financial Officer